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EXHIBIT 99.4

MAC-GRAY CORPORATION

Letter to Clients
Regarding Its

Offer to Exchange
7 5/8% Senior Notes Due 2015
Which Have Been Registered Under the Securities Act of 1933, as amended
For
Any and All of Its Outstanding
7 5/8% Senior Notes Due 2015

                        , 2005

To Our Clients:

        We are enclosing herewith a prospectus dated                            , 2005 (as the same may be amended and supplemented from time to time, the "prospectus") and the related Letter of Transmittal (which together with the prospectus constitute the "exchange offer"), in connection with the offer by Mac-Gray Corporation, a Delaware corporation (the "Company") to exchange up to $150 million aggregate principal amount of 7 5/8% Senior Notes due 2015 of the Company (the "new notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 7 5/8% Senior Notes due 2015 (the "old notes"), upon the terms and subject to the conditions set forth in the exchange offer. As set forth in the prospectus, the terms of the new notes are identical in all material respects to the old notes, except that the new notes will not contain the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes.

        The enclosed material is being forwarded to you as the beneficial owner of old notes held by us for your account or benefit but not registered in your name. An exchange of old notes may only be made by us as the registered holder pursuant to your instructions. Therefore, the Company urges beneficial owners of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange old notes in the exchange offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of old notes held by us for your account. The exchange offer provides a procedure for holders to tender by means of guaranteed delivery.

        We request instructions as to whether you wish to tender any or all of your old notes held by us for your account or benefit pursuant to the terms and subject to the conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the prospectus and Letter of Transmittal before instructing us to exchange your old notes and confirming that we may make the representations contained in the Letter of Transmittal.

        Your attention is directed to the following:

1.
The exchange offer will expire at 5 p.m., New York City time, on                        , 2005, unless extended (the "expiration date").

2.
Tenders of old notes may be withdrawn at any time prior to 5 p.m., New York City time, on the expiration date if such old notes have not been previously accepted for exchange pursuant to the exchange offer.

3.
The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered, except that old notes may be tendered only in an aggregate principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

4.
The forms and terms of the new notes are the same in all material respects as the forms and terms of the old notes which they replace, except that the new notes have been registered under the Securities Act. Interest on the new notes will accrue from the most recent interest payment date on the old notes, or, if no interest has been paid on the old notes, from August 16, 2005.

5.
Old notes not tendered pursuant to the exchange offer will continue to be subject to certain restrictions on transfer. Moreover, the trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present.

6.
The Company will not pay or cause to be paid any transfer taxes payable on the transfer of old notes to it.

        The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of old notes residing in any jurisdiction in which the making of the exchange offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

        If you wish us to tender any or all of your old notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. If you authorize a tender of your old notes, the entire principal amount of old notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions must be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date. Again, please note that the accompanying Letter of Transmittal is furnished to you only for informational purposes and may not be used by you to exchange old notes held by us and registered in our name for your account or benefit.

MAC-GRAY CORPORATION

Offer to Exchange
7 5/8% Senior Notes Due 2015
Which Have Been Registered Under the Securities Act of 1933, as amended
For
Any and All of Its Outstanding
7 5/8% Senior Notes Due 2015

Instructions to Registered Holder from Beneficial Owner

        The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and related Letter of Transmittal in connection with the offer by Mac-Gray Corporation (the "Company") to exchange new notes for old notes.

        This will instruct you to tender the principal amount of old notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus dated                            , 2005 and the related Letter of Transmittal.

        The undersigned hereby represents and warrants that (i) the undersigned is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Company or any Subsidiary Guarantor, (ii) the undersigned is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in, a distribution of new notes to be received in the exchange offer, (iii) any new notes to be received by the undersigned are being acquired by the undersigned in the ordinary course of the undersigned's business and (iv) the undersigned is not a broker-dealer who is tendering old notes acquired directly from the Company for resale pursuant to Rule 144A or any available exemption under the Securities Act.

        If the undersigned is a broker-dealer holding old notes acquired for its own account as a result of market-making activities or other trading activities, it represents and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes received in respect of such old notes pursuant to the exchange offer; however, by so representing and acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Sign here:		Dated:
(Signature(s))
Securities which are to be tendered: ☐ Tender all of the old notes
Aggregate Principal Amount*

Name(s)(Please Print)

Address

Zip Code

Area Code and Telephone Number

*
Unless otherwise indicated, it will be assumed that all of the old notes listed are to be tendered.

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EXHIBIT 99.4